Exhibit 32

CERTIFICATIONS PURSUANT TO 18 U.S.C. SECTION 1350

In connection with the Quarterly Report of ConocoPhillips

(the Company) on Form 10-Q for the period ended
June 30, 2021, as filed with the U.S. Securities

and Exchange Commission on the date hereof

(the Report),
each of the undersigned hereby certifies, pursuant

to 18 U.S.C. Section 1350, as adopted pursuant

to Section
906 of the Sarbanes-Oxley Act of 2002, that to their

knowledge:

(1)

The Report fully complies with the requirements

of Sections 13(a) or 15(d) of the Securities
Exchange Act of 1934; and

(2)

The information contained in the Report fairly

presents, in all material respects, the financial
condition and results of operations of the Company.

August 5, 2021

/s/ Ryan M. Lance
Ryan M. Lance
Chairman and
Chief Executive Officer

/s/ William L. Bullock, Jr.
William L. Bullock, Jr.
Executive Vice President and
Chief Financial Officer